Exhibit 23(ii)

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-264135 on Form S-1 of our report dated March 15, 2023, relating to the statutory basis financial statements of MEMBERS Life Insurance Company, appearing in the Prospectus, which is a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 12, 2023